Corcept Therapeutics Announces Third Quarter 2016 Financial Results and Provides Corporate Update

MENLO PARK, CA -- (Marketwired - November 01, 2016) - Corcept Therapeutics Incorporated (NASDAQ: CORT)

Financial Highlights

  Third quarter revenue of $21.7 million, a 64 percent increase from the third quarter of 2015
  Third quarter GAAP net income of $0.02 per share, compared to a GAAP net loss of $0.01 per share in the third quarter of 2015
  Excluding non-cash expenses, third quarter non-GAAP net income of $0.04 per share, compared to non-GAAP net income of $0.02 per share in the third quarter of 2015
  Company increases 2016 revenue guidance to $79-82 million
  Cash balance at September 30, 2016 increases to $47.9 million

Clinical Highlights

  Final results of Phase 1/2 trial of mifepristone combined with eribulin (Halaven®) to treat triple-negative breast cancer to be presented at San Antonio Breast Cancer Symposium, December 2016
  Phase 2 trial of selective cortisol modulator CORT125134 to treat patients with Cushing's syndrome and Phase 1/2 trial to treat solid-tumor cancers enrolling patients
  Next-generation selective cortisol modulators CORT122928, CORT125281 and CORT118335 on track to enter clinic in 2017

Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs that treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of cortisol, today reported its financial results for the quarter ended September 30, 2016.

Corcept reported revenue of $21.7 million and GAAP net income of $2.6 million for the third quarter of 2016, compared to revenue of $13.3 million and a GAAP net loss of $0.6 million for the third quarter of 2015. The company's cash and cash equivalents were $47.9 million at September 30, 2016, an increase of $6.1 million from June 30, 2016.

The company expects that its revenue for 2016 will be $79-82 million, an increase from its original guidance of $76-81 million.

"The productivity of our expanded team of clinical specialists continues to improve," said Joseph K. Belanoff, MD, Corcept's Chief Executive Officer. "Because of their hard work, the number of patients with Cushing's syndrome receiving Korlym grew again last quarter, as did the number of physicians prescribing the medication. We do not see a leveling off in this growth. Many endocrinologists have yet to prescribe Korlym and many patients who could benefit from the medication have yet to receive it."

"The success of our Korlym franchise is allowing us to build a development program of exciting breadth and depth," said Robert S. Fishman, MD, Corcept's Chief Medical Officer. "Our proprietary, selective cortisol modulator CORT125134 -- now in its Phase 2 trial -- may offer Cushing's syndrome patients Korlym's powerful benefits, but without the side effects associated with Korlym's affinity for the progesterone receptor. We look forward to those results next year.

"Our oncology program continues to progress," added Dr. Fishman. "We are enrolling patients in our Phase 1/2 open-label trial of CORT125134 as a treatment for solid-tumor cancers. Korlym's efficacy is being investigated as a treatment for patients with triple-negative breast cancer and castration-resistant prostate cancer. Stacie Shepherd, MD, PhD, a senior oncology development executive from Abbvie, joined us last quarter to lead the program.

"Our pipeline will broaden significantly next year, when we expect to advance to the clinic additional selective cortisol modulators that have shown great promise in animal models of solid-tumor cancers and metabolic disorders, including fatty liver disease."

Financial Discussion
Corcept's GAAP net income for the third quarter of 2016 was $2.6 million, compared to a GAAP net loss of $0.6 million for the third quarter of 2015. Excluding non-cash expenses related to stock-based compensation and accreted interest on the company's capped royalty obligation (the "Royalty Financing"), Corcept generated $4.9 million of non-GAAP net income in the third quarter of 2016, compared to non-GAAP net income of $1.6 million in the third quarter of 2015. A reconciliation of GAAP to non-GAAP net operating results is set forth below.

Operating expenses for the third quarter of 2016 increased to $18.7 million, from $13.2 million in the third quarter of 2015, primarily due to: (i) increased employee compensation expense associated with expansion of the company's commercial and clinical development teams; (ii) growth in patient support costs, distribution expenses and commissions resulting from higher sales volumes; and (iii) increased spending on the clinical development of CORT125134.

Corcept's cash and cash equivalents totaled $47.9 million at September 30, 2016, compared to $41.8 million at June 30, 2016. These cash balances reflect scheduled payments made under the Royalty Financing of $4.0 million and $3.3 million in the third and second quarters of 2016, respectively. The company expects to make its final payment under the Royalty Financing in 2017.

Conference Call
Corcept will hold a conference call on November 1, 2016, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss this announcement. To participate, dial 1-800-446-1671 from the United States or 1-847-413-3362 internationally approximately ten minutes before the start of the call. The passcode will be 43632675. A replay will be available through November 15, 2016 at 1-888-843-7419 from the United States and 1-630-652-3042 internationally. The passcode for the replay will be 43632675.

About Cushing's Syndrome
Endogenous Cushing's syndrome is caused by prolonged exposure of the body's tissues to high levels of the hormone cortisol and is generated by tumors that produce cortisol or ACTH. Cushing's syndrome is an orphan indication that most commonly affects adults aged 20-50. An estimated 10-15 of every one million people are newly diagnosed with this syndrome each year, resulting in over 3,000 new patients annually in the United States. An estimated 20,000 patients in the United States have Cushing's syndrome. Symptoms vary, but most people have one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Cushing's syndrome can affect every organ system in the body and can be lethal if not treated effectively.

About Triple-Negative Breast Cancer
Triple-negative breast cancer is a form of the disease in which the three receptors that fuel most breast cancer growth -- estrogen, progesterone and the HER-2/neu gene -- are not present. Because the tumor cells lack the necessary receptors, treatments that target estrogen, progesterone and HER-2 receptors are ineffective. In 2013, approximately 40,000 women were diagnosed with triple-negative breast cancer. Corcept estimates that more than 75 percent of these women's tumor cells express the GR receptor to which cortisol binds. There is no FDA-approved treatment and neither a targeted treatment nor an approved standard chemotherapy regimen for patients with relapsed triple-negative disease exists.

About Korlym®
Korlym modulates the effect of cortisol at the glucocorticoid receptor, one of the two receptors to which cortisol binds, thereby inhibiting the effects of excess cortisol in patients with Cushing's syndrome. Since 2012, Corcept has made Korlym available as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness. The FDA has designated it as an Orphan Drug for that indication.

About CORT125134
CORT125134 is the lead compound in Corcept's portfolio of selective cortisol modulators. It is a non-steroidal competitive antagonist of the glucocorticoid receptor that does not bind to the body's other hormone receptors, including the progesterone receptor. It is the affinity of Korlym for the progesterone receptor that results in termination of pregnancy and can cause endometrial thickening and irregular vaginal bleeding in some women. CORT125134 will not have these effects. Corcept is currently studying the compound in two clinical trials, one for the treatment of patients with Cushing's syndrome and another for patients suffering from solid-tumor cancers. CORT125134 is proprietary to Corcept and is protected by composition of matter and method of use patents extending to 2033.

About Corcept Therapeutics Incorporated
Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs that treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of cortisol. Korlym, a first-generation cortisol modulator, is the company's first FDA-approved medication. The company has a portfolio of proprietary compounds that modulate the effects of cortisol but not progesterone. Corcept owns extensive intellectual property covering the use of cortisol modulators, including mifepristone, in the treatment of a wide variety of metabolic, oncologic and psychiatric disorders. It also holds composition of matter patents covering its selective cortisol modulators.

Non-GAAP Measures of Net Income and Loss
To supplement Corcept's financial results presented on a GAAP basis, the Company uses non-GAAP measures of net income and net loss that exclude non-cash stock-based compensation expense and interest expense related to our capped royalty financing transaction. Corcept believes that these non-GAAP measures help investors to better evaluate the company's past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for GAAP accounting and investors should read them in conjunction with the company's financial statements prepared in accordance with GAAP. The non-GAAP measures of net income and net loss and net income and net loss per share that Corcept uses may be different from, and not directly comparable to, similarly titled measures used by other companies.

Forward-Looking Statements
Statements made in this press release, other than statements of historical fact, are forward-looking statements, which are subject to known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this press release include statements regarding future revenues, net income and net loss, the future productivity of Corcept's clinical specialists, the pace of Korlym's acceptance by physicians and patients, the timing and outcome of pre-clinical and clinical trials (including the development of Korlym for indications other than Cushing's syndrome and the development of CORT125134, CORT122928, CORT125281 and CORT118335), the effects of competition and rapid technological change, and the protections afforded by Korlym's Orphan Drug designation and Corcept's other intellectual property rights. These and other risks are set forth in the company's SEC filings, which are available at the company's website (www.corcept.com) or from the SEC's website (www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this press release.

                      CORCEPT THERAPEUTICS INCORPORATED
                          CONDENSED BALANCE SHEETS
                                (in thousands)

                                                 September 30,  December 31,
                                                      2016          2015

                                                  (Unaudited)      (Note)

ASSETS:
  Cash and cash equivalents                      $      47,865 $      40,435
  Trade receivables                                      8,236         6,221
  Inventory                                              2,327         1,682
  Prepaid expenses and other current assets              1,353           642
                                                 ------------- -------------
    Total current assets                                59,781        48,980
  Strategic inventory                                    2,980         2,800
  Property and equipment, net of accumulated
   depreciation                                            145            98
  Other assets                                              24            24
                                                 ------------- -------------
    Total assets                                 $      62,930 $      51,902
                                                 ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                               $       4,309 $       1,325
  Accrued clinical expenses                              1,775         1,171
  Other accrued liabilities                              6,874         3,257
  Long-term obligation - current portion                18,725        14,965
  Deferred revenue                                          --           158
                                                 ------------- -------------
    Total current liabilities                           31,683        20,876
  Long-term obligation, net of current portion              --        12,528
                                                 ------------- -------------
  Stockholders' equity                                  31,247        18,498
                                                 ------------- -------------
    Total liabilities and stockholders' equity   $      62,930 $      51,902
                                                 ============= =============
       Note:  Derived from audited financial statements at that date.

                      CORCEPT THERAPEUTICS INCORPORATED
                      CONDENSED STATEMENTS OF OPERATIONS
                   (in thousands, except per share amounts)
                                 (Unaudited)

                                  Three Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                 --------------------  --------------------

                                    2016       2015       2016       2015
                                 ---------  ---------  ---------  ---------

Revenues:
  Product sales, net             $  21,725  $  13,261  $  57,509  $  35,319

Operating expenses:
  Cost of sales                        668        256      1,497        997
  Research and development           7,054      3,612     17,360     11,330
  Selling, general and
   administrative                   10,931      9,291     33,480     28,086
                                 ---------  ---------  ---------  ---------
    Total operating expenses        18,653     13,159     52,337     40,413
                                 ---------  ---------  ---------  ---------
Net income (loss) from
 operations                          3,072        102      5,172     (5,094)

Interest and other expense            (487)      (703)    (1,629)    (2,273)
                                 ---------  ---------  ---------  ---------
Net income (loss) and
 comprehensive income (loss)     $   2,585  $    (601) $   3,543  $  (7,367)
                                 =========  =========  =========  =========

Basic and diluted net income
 (loss) per share                $    0.02  $   (0.01) $    0.03  $   (0.07)
                                 =========  =========  =========  =========

Shares used in computing basic
 net income (loss) per share       110,652    108,461    110,118    106,104
                                 =========  =========  =========  =========
Shares used in computing diluted
 net income (loss) per share       116,419    108,461    115,163    106,104
                                 =========  =========  =========  =========

                      CORCEPT THERAPEUTICS INCORPORATED
             RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)
                   (in thousands, except per share amounts)

                                 (Unaudited)

                                    Three Months Ended   Nine Months Ended
                                      September 30,        September 30,
                                   -------------------  -------------------

                                      2016      2015       2016      2015
                                   --------- ---------  --------- ---------

GAAP net income (loss)             $   2,585 $    (601) $   3,543 $  (7,367)

Non-cash expenses:
  Stock-based compensation
    Research and development             321       196        879       579
    Selling, general and
     administrative                    1,510     1,346      4,222     3,941
                                   --------- ---------  --------- ---------
      Total stock-based
       compensation                    1,831     1,542      5,101     4,520
                                   --------- ---------  --------- ---------
  Accretion of interest expense
   related to capped royalty
   financing obligation                  455       698      1,562     2,196
                                   --------- ---------  --------- ---------
Non-GAAP net income (loss)         $   4,871 $   1,639  $  10,206 $    (651)
                                   ========= =========  ========= =========

GAAP basic and diluted net income
 (loss) per share                  $    0.02 $   (0.01) $    0.03 $   (0.07)
                                   ========= =========  ========= =========

Non-GAAP basic and diluted net
 income (loss) per share excluding
 non-cash expenses                 $    0.04 $    0.02  $    0.09 $   (0.01)
                                   ========= =========  ========= =========

Shares used in computing basic net
 income (loss) per share             110,652   108,461    110,118   106,104
                                   ========= =========  ========= =========
Shares used in computing diluted
 net income (loss) per share         116,419   108,461    115,163   106,104
                                   ========= =========  ========= =========

CONTACT:
Charles Robb
Chief Financial Officer
Corcept Therapeutics
650-688-8783
crobb@corcept.com
www.corcept.com